UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

Digital River, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

(952) 253-1234

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2003, Digital River, Inc. (the “Company”) and Symantec Corporation and Symantec Limited (together “Symantec”) entered into, in the ordinary course of business, the Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement, as now amended by Amendments 1 through 10 (collectively, the “Agreement”).  Pursuant to the Agreement, the Company has been appointed as an electronic reseller of certain Symantec products and is authorized to market, distribute and sell these products.  In addition, the Company provides customer support and other services in connection with resales of Symantec products.  The Agreement expires on July 1, 2006 unless otherwise agreed in writing.  A copy of the Agreement, less Amendment 1 which has been superseded by subsequent amendments, is filed as Exhibit 10.18 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.18*

Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement by and among Symantec Corporation, Symantec Limited and Digital River, Inc. dated as of July 1, 2003, including Amendments 2 through 10 thereto.

*Confidential treatment requested as to specific portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.

Date: June 15, 2005	By:	/s/ Carter D. Hicks

Carter D. Hicks
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.18*

Amended and Restated Authorized Symantec Electronic Reseller for Shop Symantec Agreement by and among Symantec Corporation, Symantec Limited and Digital River, Inc. dated as of July 1, 2003, including Amendments 2 through 10 thereto.

*Confidential treatment requested as to specific portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

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